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                                                             EXHIBIT B


                  THE BOATMEN'S NATIONAL BANK OF ST. LOUIS
         BOATMEN'S AUTO TRUST 1995-A DISTRIBUTION DATE STATEMENT TO
                                 NOTEHOLDERS
                              FEBRUARY 18, 1997

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
Principal Distribution Amount
Class A-1 Notes:                            $0.00 ($ 0.00 per $1,000 original principal amount)
Class A-2 Notes:                    $8,073,708.83 ($77.31 per $1,000 original principal amount)
Class A-3 Notes:                            $0.00 ($ 0.00 per $1,000 original principal amount)

Interest Distribution Amount
Class A-1 Notes:                            $0.00 ($0.00 per $1,000 original principal amount)
Class A-2 Notes:                      $102,661.69 ($0.98 per $1,000 original principal amount)
Class A-3 Notes:                      $516,347.58 ($5.08 per $1,000 original principal amount)

Note Balance:
     Class A-1 Notes                                                                     $0.00
     Class A-2 Notes                                                            $12,806,634.42
     Class A-3 Notes                                                           $101,576,574.00

Note Pool Factor:
     Class A-1 Notes                                                                 0.0000000
     Class A-2 Notes                                                                 0.1226372
     Class A-3 Notes                                                                 1.0000000

Certificate Balance                                                             $12,137,649.00

Certificate Pool Factor                                                              1.0000000

Servicing Fee                                                                      $112,162.14
Servicing Fee Per $1,000 Note                                                            $0.37
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